Exhibit 99.1
Houston Exploration Announces Partial Sale of Gulf of Mexico Assets
Houston, Texas — February 28, 2006 — The Houston Exploration Company (NYSE: THX) today announced that it has signed a purchase and sale agreement to divest of the Texas portion of the company’s Gulf of Mexico assets for a purchase price of $220 million in cash, subject to customary closing conditions. The transaction, which is with a private operator, is expected to close on March 31, 2006, and has an effective date of January 1, 2006.
As announced in November 2005, Houston Exploration is in the process of implementing a strategic shift in its operations to focus its efforts in onshore U.S. basins. At year-end 2005, the Texas portion of the company’s Gulf of Mexico proved reserves were estimated at 58.5 billion cubic feet of natural gas equivalent.
Wachovia Securities is serving as the financial adviser to the company in connection with the sale of the Gulf of Mexico assets.
The company will reference this transaction during its scheduled 2005 earnings call at 9:30 am Central Time on Wednesday, March 1, 2006. To access the call, dial (800) 230-1059 prior to the start and provide the confirmation code 815926. A replay of the call will be available for one week beginning at approximately 1:00 p.m. Central Time on March 1. Dial (800) 475-6701 and provide the confirmation code 815926 for this service.
The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Gulf of Mexico, the Arkoma Basin, East Texas, and in the Rocky Mountains. For more information, visit the company’s web site at http://www.houstonexploration.com.
Forward-looking statements:
This news release and oral statements regarding the subjects of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release are forward-looking statements and reflect the company’s current expectations and are based on current available information and numerous assumptions. Important factors that could cause actual results to materially differ from the company’s current expectations include, among others, the business outlook, the strategy for our Gulf of Mexico assets, the ability to implement, negotiate and consummate the divestiture of the company’s offshore assets and effect qualified like-kind exchange transactions to maximize tax efficiencies, the impact of onshore asset concentration, the risks associated with the consummation and successful integration of acquisitions, the uncertain timetable of third-party hurricane repairs to pipelines and facilities, the extent of damage and delayed recovery from hurricanes, the availability of needed equipment and personnel to restore production, additional hurricane or operational issues, price volatility, the risk of future writedowns, the impact of hedging activities, the accuracy of estimates of reserves and production rates, production and spending requirements, the inability to meet substantial capital requirements, the constraints imposed by the company’s outstanding indebtedness, the relatively short production life of the company’s reserves, reserve replacement risks, drilling risks and results, the competitive nature of the industry, the risks associated with recent acquisitions and any future acquisitions, the integration of acquired assets and other risks and factors inherent in the exploration for and production of natural gas and crude oil discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2004. The company assumes no responsibility to update any of the information referenced in this news release.
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Contact:	The Houston Exploration Company Melissa R. Aurelio 713-830-6887 maurelio@houstonexp.com